500 Glenpointe Centre West Teaneck, NJ 07666

CONTACT:	Gordon Coburn Chief Financial Officer 201-678-2712

Investors: Ian Bailey/Peter Schmidt Press: Brian Maddox/Scot Hoffman Financial Dynamics 212-850-5600 shoffman@fd-us.com

COGNIZANT TECHNOLOGY SOLUTIONS REPORTS RECORD SECOND QUARTER 2005 RESULTS

Strong Revenue and Net Income Performance Exceeds Expectations; Continued Growth across Full Range of Vertical Industry Practices; Raises Outlook for 2005

Teaneck, NJ – July 28, 2005 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of IT services, today announced its financial results for the second quarter ended June 30, 2005.

Highlights – Second Quarter 2005

•	Quarterly revenue increased to $211.7 million, up 53% from the year-ago quarter
•	Net income increased to $36.0 million, up 51% from the year-ago quarter
•	Diluted quarterly EPS of $0.25 compared to $0.17 in the year-ago quarter
•	Record quarter of hiring, with a net addition of 2,200 associates in the second quarter, bringing total number of employees to 19,250

Revenue for the second quarter increased to $211.7 million, up 53% from $138.7 million in the second quarter of 2004. Net income for the second quarter increased to $36.0 million, or $0.25 per diluted share compared to $23.8 million or $0.17 per diluted share in the second quarter of 2004. Operating margin for the quarter was 20.0%, in line with the 20.0% operating margin achieved in the second quarter of 2004.

“We are pleased to report another record quarter of strong revenue and earnings growth for Cognizant,” commented Lakshmi Narayanan, President and CEO of Cognizant. “Our second quarter performance was driven by growing demand for our deep industry knowledge and expertise across our entire range of verticals, including financial services, retail and manufacturing, telecommunications, and healthcare.

For example, during the quarter, we signed one of the largest pharmaceutical companies in the world as a new strategic client, and we are now partnering with five of the top ten global pharmaceutical companies to provide them with a comprehensive range of business-aligned IT solutions. Our proven success as a strategic partner with global companies in increasingly complex projects means we are in an ideal position to address a broader range of our clients’ business and technology needs and deliver future growth for the Company.”

2005 Outlook – Third Quarter & Full Year

Based on current visibility, the Company is now providing the following guidance:

•	Third quarter 2005 revenue anticipated to be at least $232 million
•	Third quarter 2005 expected diluted EPS of $0.26
•	Fiscal 2005 revenue anticipated to be at least $876 million
•	Fiscal 2005 diluted EPS of approximately $1.01
•	Total headcount by end of Fiscal 2005 expected to exceed 23,000

“We saw continued strong demand for Cognizant’s unique service offerings during the second quarter. We continue to invest in our people, our infrastructure and the development of additional best-of-breed service offerings to ensure we can meet current and future demand, while also maintaining our leadership position as a premier global provider of IT solutions,” said Gordon Coburn, Chief Financial Officer of Cognizant. “To that end, we have continued to aggressively invest in the construction of Cognizant’s own training and development centers, as well as expand into new locations, including our recently opened technology centers in Mumbai and Coimbatore. We also maintained healthy operating margins of 20% during the quarter, which included absorbing the impact of our previously announced wage increases which took effect at the beginning of the second quarter of 2005. Based on our current visibility and the strong demand for our services, we have increased our revenue and earnings expectations for Fiscal 2005.”

Conference Call

Cognizant will host a conference call today, July 28th, at 9:00 a.m. (ET) to discuss the Company’s quarterly results. To listen to the call please dial (888) 652-6834 domestically or (706) 679-3288 internationally. The call will also be broadcast live via the Internet at Cognizant’s web site, www.cognizant.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay will be made available on the web site at www.cognizant.com or by calling (800) 642-1687 for domestic callers and (706) 645-9291 for international callers and entering “7896348” from two hours after the end of the call until 11:59 p.m. (ET) on August 4, 2005.

About Cognizant Technology Solutions

Cognizant (NASDAQ: CTSH) is a leading provider of IT services. Focused on delivering strategic information technology solutions that address the complex business needs of its clients, Cognizant provides applications management, development, integration, and re-engineering, infrastructure management, business process outsourcing, and a number of related services such as enterprise consulting, technology architecture, program management, and change management through its onsite/offshore outsourcing model.

Cognizant’s more than 20,000 employees are committed to partnerships that sustain long-term, proven value for customers by delivering high-quality, cost-effective solutions through its development centers in India and onsite client teams.

Cognizant maintains P-CMM and SEI-CMM Level 5 assessments from an independent third-party assessor, was recently named Forbes’ Best Small Company in America for the second consecutive year, and ranked among the top information technology companies in BusinessWeek’s Hot Growth Companies. Cognizant is also included as a component of the NASDAQ-100 Index. Further information about Cognizant can be found at www.cognizant.com.

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

-tables to follow-

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues	$211,711	$138,719	$393,392	$258,463

Cost of revenues	117,768	75,558	215,762	140,568

Gross profit	93,943	63,161	177,630	117,895

Selling, general and administrative expenses	46,126	31,543	87,536	58,725

Depreciation and amortization expense	5,449	3,828	10,539	7,693

Income from operations	42,368	27,790	79,555	51,477

Other income (expense):
Interest income	2,061	815	3,901	1,655
Other income / (expense), net	(595)	(80)	(719)	221

Total other income / (expense)	1,466	735	3,182	1,876

Income before provision for income taxes	43,834	28,525	82,737	53,353

Provision for income taxes	7,802	4,724	14,727	9,764

Net income	$36,032	$23,801	$68,010	$43,589

Basic earnings per share	$0.27	$0.18	$0.50	$0.34

Diluted earnings per share	$0.25	$0.17	$0.47	$0.31

Weighted average number of common shares outstanding	135,687	130,117	135,086	129,499

Weighted average number of common and dilutive shares outstanding	146,554	141,164	146,187	141,407

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	June 30,	December 31,
	2005	2004
Assets
Current Assets
Cash and cash equivalents (1)	$180,123	$199,296
Short-term investments (1)	146,679	115,465
Trade accounts receivable, net of allowances of $2,355 and $1,560, respectively	143,076	96,363
Unbilled accounts receivable	22,602	14,154
Deferred income tax assets	23,552	16,815
Other current assets	15,826	11,904

Total Current Assets	531,858	453,997
Property and equipment—net	108,522	90,705
Goodwill	18,907	9,701
Other Intangible assets—net	16,205	12,126
Deferred income tax assets	591	—
Other assets	7,125	6,216

Total Assets	$683,208	$572,745

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$16,363	$11,190
Accrued expenses and other liabilities	101,657	103,870

Total Current Liabilities	118,020	115,060
Deferred income tax liabilities	—	4,156

Total Liabilities	118,020	119,216

Stockholders’ Equity	565,188	453,529

Total Liabilities and Stockholders’ Equity	$683,208	$572,745

(1)	In the first quarter, the Company began to classify its investment in auction-rate securities as short-term investments. These investments were included in cash and equivalents in previous periods ($94.15 million as of December 31, 2004), and such amounts have been reclassified in the accompanying financial statements to conform to the current period classification. This change in classification had no effect on the amounts of total current assets, total assets, net income or cash flow from operations of the Company.